Registration No. 333-_____


   As filed with the Securities and Exchange Commission on September 26, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                                  E-Z-EM, INC.
             (Exact name of registrant as specified in its charter)


Delaware                                                                             11-1999504
(State or other jurisdiction of incorporation              (I.R.S. Employer Identification No.)
or organization)

                                 717 Main Street
                            Westbury, New York 11590
               (Address of Principal Executive Offices) (Zip Code)

                       E-Z-EM, Inc. 1983 Stock Option Plan
                            (Full title of the plan)

                                 Howard S. Stern
                                  E-Z-EM, Inc.
                                 717 Main Street
                            Westbury, New York 11590
                    (Name and address of agent for service)

                                  516-333-8230
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Guy P. Lander, Esq.
                           Goodman Phillips & Vineberg
                           430 Park Avenue, 10th Floor
                            New York, New York 10022
                                  212-308-8866

                         Calculation of Registration Fee
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
   Title of Securities            Amount            Proposed Maximum       Proposed Maximum            Amount
          to be                    to be           Offering Price Per     Aggregate Offering             of
        Registered              Registered             Share (1)               Price (1)          Registration Fee
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
         Class B
       Common Stock             800,000 (2)             $7.1875               $5,750,000              $1,518.00
        Par value,
      $.10 per share
--------------------------- -------------------- ----------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of computing the registration fee upon the basis of fluctuating market prices pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the Class B Common Stock of E-Z-EM, Inc., as reported on the American Stock Exchange on September 19, 2000.

(2) Consists of shares of Common Stock underlying options granted or that may be granted under the Registrant's 1983 Stock Option Plan. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of that Plan.

                                EXPLANATORY NOTE

By registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on November 27, 1984 (File No. 2-9458) E-Z-EM, Inc., a Delaware corporation (the "Registrant") registered 500,000 shares of its common stock reserved for issuance from time to time upon exercise of options granted or to be granted under the E-Z-EM, Inc. 1983 Stock Option Plan (the "1983 Option Plan") and 200,000 shares of common stock reserved for issuance from time to time upon exercise of options granted or to be granted under the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan (the "1984 Directors Plan").

By registration statement on Form S-8 filed with the Commission on October 3, 1991 (File No. 33-43168) the Registrant registered an additional 250,000 shares of its common stock reserved for issuance from time to time upon exercise of options granted or to be granted under the 1983 Option Plan. In October 1992, the Registrant effected a reclassification ("Reclassification") of its capital stock pursuant to which its outstanding shares of common stock were divided equally into shares of Class A voting common stock, par value $.10 per share ("Class A Shares"), and Class B non-voting common stock, par value $.10 per share ("Class B Shares"). Pursuant to the Reclassification, the 1983 Option Plan and the 1984 Directors Plan were amended to provide that options outstanding under both plans would thereafter be exercisable half for Class A Shares and half for Class B Shares, and all future options granted under the plans would be for Class B Shares only.

Subsequent to the Reclassification, by registration statements on Form S-8 filed with the Commission on October 11, 1994 (File No. 33-85010) and September 3, 1996 (File No. 333-11325) the Registrant registered an additional 600,000 Class B Shares reserved for issuance from time to time upon exercise of options granted or to be granted under the 1983 Option Plan, and an additional 100,000 Class B Shares reserved for issuance from time to time upon exercise of options granted or to be granted under the 1984 Directors Plan.

In 1999, the Registrant's Board of Directors and shareholders approved an amendment to increase the number of Class B Shares authorized for issuance under the 1983 Option Plan by 800,000 shares to a total of 2,617,974 shares (inclusive of an aggregate of 467,974 additional shares authorized, pursuant to the anti-dilution provisions of the 1983 Option Plan, by virtue of a 3-for-2 stock split effected by the Registrant in 1986 and annual 3% stock dividends declared and paid by the Registrant for its 1993 through 1998 fiscal years). By this registration statement, the Registrant is registering the additional 800,000 Class B Shares ("Additional Class B Shares") underlying options granted or that may be granted under the 1983 Option Plan. Pursuant to Form S-8, General Instruction E, the Registrant incorporates by reference herein the contents of the registration statements on Form S-8, file Nos. 2-9458, 33-43168, 33-85010, and 333-11325, to the extent relating to the registration of the Additional Class B Shares.

                                ITEM 8: EXHIBITS
                                ----------------


Exhibit Number                              Exhibit
--------------      -----------------------------------------------------------------------------------------------
     4.1            Restated  Certificate  of  Incorporation  of the  Registrant,  as amended  (incorporated  by reference to Exhibit 3(i) of the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1997).

     4.2            By-Laws  of  the  Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant's
                    Annual  Report  on   Form  10-K  for  the   fiscal  year  ended  May 28,  1994,  filed under
                    Commission File No. 0-13003).

     4.3            1983  Stock  Option   Plan  of  the  Registrant,   as  amended  through   October  19,  1999
                    (incorporated by reference to Exhibit 3 to the  Registrant's  Quarterly  Report on Form 10-Q
                    for the quarterly period ended February 26, 2000).

     5              Opinion of Goodman Phillips & Vineberg

    23.1            Consent of Grant Thornton LLP

    23.2            Consent of Goodman Phillips & Vineberg (included as part of Exhibit 5)

    24              Power of Attorney (set forth on the signature page of the Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York, United States, on the 26th day of September, 2000.

                        E-Z-EM, Inc.


                        By: /s/ Howard S. Stern
                            ----------------------------------------------------
                             Howard S. Stern, Chairman of the Board, Director

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Howard S. Stern his or her true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                 Title                                       Date
              ---------                                 -----                                       ----

/s/ Howard S. Stern                         Chairman of the Board and Director                   September 26, 2000
----------------------------------------
Howard S. Stern

/s/ Anthony A. Lombardo                     President, Chief Executive Officer                   September 26, 2000
----------------------------------------    and Director
Anthony A. Lombardo

/s/ Dennis J. Curtin                        Senior Vice President - Chief Financial Officer      September 26, 2000
----------------------------------------    (Principal Financial and Accounting Officer)
Dennis J. Curtin

/s/ Michael A. Davis                        Director                                             September 26, 2000
----------------------------------------
Michael A. Davis

/s/ Paul S. Echenberg                       Director                                             September 26, 2000
----------------------------------------
Paul S. Echenberg

/s/ James L. Katz                           Director                                             September 26, 2000
----------------------------------------
James L. Katz

/s/ Donald A. Meyer                         Director                                             September 26, 2000
----------------------------------------
Donald A. Meyer

/s/ David P. Meyers                         Director                                             September 26, 2000
----------------------------------------
David P. Meyers

/s/ Robert M. Topol                         Director                                             September 26, 2000
----------------------------------------
Robert M. Topol

                                  EXHIBIT INDEX





Exhibit
Number                                                 Exhibit
-------       ---------------------------------------------------------------------------------------------

   4.1        Restated  Certificate  of  Incorporation of  the  Registrant,  as amended   (incorporated  by
              reference to Exhibit 3(i) of the Registrant's  Annual Report on Form 10-K for the fiscal year ended May 31, 1997).

   4.2        By-Laws of the Registrant (incorporated  by  reference to Exhibit 3(ii)  to the  Registrant's
              Annual  Report  on   Form  10-K  for   the  fiscal   year  ended  May  28, 1994,  filed under
              Commission  File No. 0-13003).

   4.3        1983  Stock  Option  Plan   of   the  Registrant,  as  amended   through   October  19,  1999
              (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for
              the  quarterly period ended February 26, 2000).

   5          Opinion of Goodman Phillips & Vineberg

  23.1        Consent of Grant Thornton LLP

  23.2        Consent of Goodman Phillips & Vineberg (included as part of Exhibit 5)

  24          Power of Attorney (set forth on the signature page of the Registration Statement).